DISTRIBUTION AGREEMENT


         AGREEMENT made this 1st day of October, 1996, between THE OFFITBANK VARIABLE INSURANCE FUND, INC. (the "Company"), a Maryland corporation, and OFFIT FUNDS DISTRIBUTOR, INC. ("Distributor"), a Delaware corporation.

         WHEREAS, the Company is an open-end management investment company, organized as a Maryland corporation and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Company (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1. Services as Distributor; Conversion to the Services.

               1.1 Distributor (i) will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Company then in effect under the Securities Act of 1933, as amended (the "Securities Act") and (ii) will perform such additional services as are provided in this Section 1 (collectively, the "Services"). In connection therewith, the Company agrees to convert to the Distributor's data processing systems and software (the "BISYS System"). The Company shall cooperate with the Distributor to provide the Distributor with all necessary information and assistance required to successfully convert to the BISYS System. The Distributor shall provide the Company with a schedule relating to such conversion and the parties agree that the conversion may progress in stages. The date upon which all Services shall have been converted to the BISYS System shall be referred to herein as the "Conversion Date." The Distributor hereby accepts such engagement and agrees to perform the Services commencing, with respect to each individual Service, on the date that the conversion of such Service to the BISYS System has been completed. The Distributor shall determine in accordance with its normal acceptance procedures when the applicable Service has been successfully converted. As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto.

               1.2 Distributor agrees to use appropriate efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Company understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Investment Companies") including Companies having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment Companies. The Company agrees that Distributor's duties to such Investment Companies shall not be deemed in conflict with its duties to the Company under this paragraph 1.2.

                     Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

               1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

               1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Company.

               1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

               1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Company's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

               1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

               1.8 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.


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

               1.9 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Company, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

               1.10 The Company represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Company with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct. Furthermore, neither any registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the Company's counsel shall determine that such amendment/amendments or supplement/supplements is/are necessary or advisable and the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Company shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

               1.11 The Company authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Company agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under


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

common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Company's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations as are contained in any prospectus and in such financial and other statements as are furnished in writing to the Company by Distributor and used in the answers to the registration statement or in the corresponding statements made in the prospectus, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Company's agreement to indemnify Distributor and the Company's representations and warranties hereinbefore set forth in paragraph
1.10 shall not be deemed to cover any liability to the Company or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Company's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Company being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Company at its principal office in Columbus, Ohio and sent to the Company by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to so notify the Company of any such action shall not relieve the Company from any liability which the Company may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Company's indemnity agreement contained in this paragraph 1.11. The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Company elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Company, the Company will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Company's indemnification agreement contained in this paragraph 1.11 and the Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation


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

made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.

                     This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or Directors in connection with the issue and sale of any Shares.

               1.12 Distributor agrees to indemnify, defend and hold the Company, its several officers and Directors and any person who controls the Company within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or Directors or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Company and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Company required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Company, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Company, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Company, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Company, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Company, its officers or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.


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

               1.13 No Shares shall be offered by either Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 10(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Company's prospectus, Articles of Incorporation, or Bylaws.

               1.14 The Company agrees to advise Distributor as soon as reasonably practical by a notice in writing delivered to Distributor or its counsel:

                    (a) of any request by the  Commission  for amendments to the registration statement or prospectus then in effect or for additional information;

                    (b) in the event of the  issuance by the  Commission  of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Company of any proceeding for that purpose;

                    (c) of the  happening  of any event  that  makes  untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                    (d) of all  action of the  Commission  with  respect  to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                     For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

               1.15 Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.


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

               1.16 This Agreement shall be governed by the laws of the State of New York.

         2.       Public Offering Price.

                  The public offering price of the Company's Shares shall be the net asset value of such Shares. The net asset value of Shares shall be determined in accordance with the provisions of the Articles of Incorporation and Bylaws of the Company and the then-current prospectus of the Company.

         3.       Term, Duration and Termination.

                  The  initial  term of this  Agreement  shall  be for a  period commencing on the date first written above and ending on the date that is one year after the Conversion Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually by the vote of the Company's Board of Directors or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Company's Board of Directors, by vote of a majority of the outstanding voting securities of the Company or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities,"
"interested persons" and "assignment" shall have the same meanings ascribed to such terms in the 1940 Act.)

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


THE OFFITBANK VARIABLE                        OFFIT FUNDS DISTRIBUTOR, INC.
 INSURANCE FUND, INC.


By: /s/ John J. Pileggi                       By: /s/ Stephen Mintos
-----------------------------                 -----------------------------

Title:  Assistant Treasurer                   Title:  Executive Vice President
Date:  10/1/96                                Date:  10/1/96


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